                                   EXHIBIT 11

                        DEB SHOPS, INC. AND SUBSIDIARIES

                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE


                                                        Nine Months Ended October 31               Three Months Ended October 31
                                                    -----------------------------------          ---------------------------------
                                                         1995                  1994                 1995                  1994
                                                         ----                  ----                 ----                  ----
PRIMARY

  Average shares outstanding                          12,845,493             13,392,823           12,844,580            12,852,945

  Net effect of dilutive stock
  options and restricted incentive
  stock based on the treasury stock
  method using average market price                            0                      0                    0                     0
                                                    ------------            -----------          -----------          ------------
                                                      12,845,493             13,392,823           12,844,580            12,852,945
                                                    ============            ===========          ===========          ============
Net (Loss)                                          ($ 6,744,814)           ($4,921,148)         ($2,793,279)         ($ 2,313,272)

Preferred dividend paid                                   41,400                 41,400               13,800                13,800
                                                    ------------            -----------          -----------          ------------
                                                    ($ 6,786,214)           ($4,962,548)         ($2,807,079)         ($ 2,327,072)
                                                    ============            ===========          ===========          ============


Per common share amount                             ($       .53)           ($      .37)         ($      .22)         ($       .18)
                                                    ============            ===========          ===========          ============
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